                                                                      EXHIBIT 21

                      SUBSIDIARIES OF CASTLE & COOKE, INC.

                                                                                   STATE OF
NAME                                                                             INCORPORATION
-------------------------------------------------------------------------------  -------------
C & C Mountaingate, Inc.                                                           California
Castle & Cooke Arizona, Inc.                                                          Arizona
Castle & Cooke Aviation, Inc.                                                          Hawaii
Castle & Cooke California, Inc.                                                    California
Castle & Cooke Commercial--CA, Inc.                                                California
Castle & Cooke Homes Hawaii, Inc.                                                      Hawaii
Castle & Cooke Kunia, Inc.                                                             Hawaii
Castle & Cooke North American Commercial, Inc.                                     California
Castle & Cooke North American Commercial, L.P.                                     California
Castle & Cooke Outlet Centers, LLC                                                 California
Castle & Cooke Properties, Inc.                                                        Hawaii
Castle & Cooke Retail, Inc.                                                        California
CCC/GBI Keene's Pointe, L.P.                                                         Delaware
Kunia Residential Partners                                                             Hawaii
Lanai Builders, Inc.                                                                   Hawaii
Lanai Company, Inc.                                                                    Hawaii
Lanai Holdings, Inc.                                                                   Hawaii
Lanai Transportation Company, Inc.                                                     Hawaii
Lanai Water Company, Inc.                                                              Hawaii
Oceanic Insurance, Inc.                                                                Hawaii
Pueblo del Sol Water Company                                                          Arizona
Stockdale Coffee Company                                                           California
Seven Oaks Country Club                                                            California

                                       65